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                                                                    Exhibit 10.7

EXECUTION VERSION



                       GUARANTY AND SURETYSHIP AGREEMENT

         THIS GUARANTY AND SURETYSHIP AGREEMENT (this "Guaranty"), dated as of August 6, 1998, between SYLVAN FOODS, INC., a Pennsylvania corporation having an office at 222 Main Street, P.O. Box 249, Saxonburg, PA 16056 (the "Guarantor") and MELLON BANK, N.A., a national banking association having an office at One Mellon Bank Center, Pittsburgh, Pennsylvania 15258-0001, as agent (in such capacity, "Agent") for the banks party to the Loan Agreement (as defined below) from time to time (the "Banks") and the Issuing Bank.

                                   RECITALS:

         WHEREAS, Sylvan Inc. (the "Parent"), Sylvan Foods (Netherlands) B.V. ("SFNBV"), the Agent, the Banks and the Issuing Bank have entered into a Revolving Credit Agreement dated as of the date hereof (the "Loan Agreement");

         WHEREAS, the Parent and SFNBV are sometimes referred to collectively as the "Borrowers" and individually as a "Borrower"; and

         WHEREAS, it is a condition to the obligations of the Agent, the Banks and the Issuing Bank under the Loan Agreement that the Guarantor shall have executed and delivered this Guaranty to the Agent for the ratable benefit of the Banks and the Issuing Bank.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the Guarantor covenants and agrees as follows:

         1. CERTAIN DEFINITIONS. In addition to other words and terms defined elsewhere in this Guaranty, the following words and terms shall have the meanings set forth below, respectively, unless the context hereof clearly otherwise requires. Capitalized terms not defined in this Guaranty shall have the meanings assigned to such terms in the Loan Agreement.

         "Debt" shall mean all obligations of the Borrowers to the Agent, the Banks and the Issuing Bank arising under the Loan Agreement, the Notes, the Security Documents or the Secured Hedge Agreements, including any extensions, renewals, refundings, substitutions of or for such obligations in whole or in part.

         "Guaranteed Obligations" shall mean (i) the Debt, (ii) all other amounts payable by the Borrowers or any other person affiliated with the Parent to the Agent, the Banks and the Issuing Bank under the Loan Agreement, any or all of the Notes, any other Security Document or any Secured Hedge Agreement,
(iii) all covenants, agreements and undertakings to be performed and discharged by the Guarantors, the Borrowers or any other person affiliated with the Parent under and pursuant to the Loan Agreement, the Notes, any other Security Document or any Secured Hedge Agreement, (iv) all obligations of the Borrowers or any other person affiliated with either of the Borrowers to the Agent, the Banks or the Issuing Bank for reasonable fees and



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expenses arising in connection with the transactions contemplated by the Loan
Agreement, (v) all future advances made by the Agent, the Banks or the Issuing Bank made pursuant to the Security Documents, whether at maturity or by declaration, acceleration or otherwise, or if now due when payment thereof shall be demanded by the Agent, the Banks or the Issuing Bank and (vi) any and all reasonable out-of-pocket costs and expenses, including reasonable out-of-pocket costs and expenses of collection, paid or incurred by the Agent, the Banks or the Issuing Bank in connection with the collection of the amounts referred to in the preceding clauses (i), (ii), (iv) and (v) or the enforcement of the covenants, agreements and undertakings referred to in clause (iii), in each of the foregoing clauses (i) through (vi) whether such obligations are direct or indirect, otherwise secured or unsecured, joint or several, absolute or contingent, due or to become due, whether for payment or performance, now existing or hereafter arising.

         "Loan Documents" shall mean, collectively, this Agreement, the Loan Agreement, the Notes, the Security Documents and the Secured Hedge Agreements.

         "Material Adverse Effect" shall mean a material adverse effect on (a) the business, operations, properties, assets or condition (financial or otherwise) of the Guarantor and its Subsidiaries taken as a whole or (b) the ability of the Guarantor to perform its obligations under this Guaranty.

         2. GUARANTY AND SURETYSHIP. (a) The Guarantor hereby absolutely and unconditionally guarantees to the Agent, the Banks and the Issuing Bank and to their respective successors and assigns, and agrees to become a surety for, the full, timely and faithful performance and discharge by the Borrowers or any other person affiliated with the Parent of any and all Guaranteed Obligations (including without limitation the due and punctual payment of the Guaranteed Obligations and every part thereof as and when the Guaranteed Obligations shall become due and payable in accordance with the terms thereof, at whatever time and for whatever reasons) that shall not have been paid when due.

         (b) Subject to the provisions of Paragraph 12 hereof, the obligations of the Guarantor hereunder are absolute and unconditional and shall remain in full force and effect until the Guarantor shall have fully and satisfactorily discharged each of its obligations to the Agent, the Banks and the Issuing Bank under this Guaranty, irrespective of the genuineness, validity, regularity or enforceability of the Loan Agreement, the Notes, the Security Documents, the Secured Hedge Agreements or of any assignment, modification or termination thereof, and shall not be released, discharged or impaired in any way by reason of (i) any failure of the Agent, the Banks or the Issuing Bank to retain or preserve any rights against any person, (ii) the invalidity of any such rights which the Agent, the Banks or the Issuing Bank may attempt to obtain, (iii) the lack of prior enforcement by the Agent, the Banks or the Issuing Bank of any rights against any person, (iv) the dissolution of any of the Banks or the Issuing Bank, (v) the waiver, surrender, compromise, settlement, release or termination of any of or all the obligations, covenants or agreements of the Borrowers contained in the Notes, (vi) the failure to give notice to the Guarantor of the occurrence of a breach of this Guaranty, (vii) the extension of the time for payment of any amount owing or payable on the Loan Agreement, the Notes, the Security


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Documents or any Secured Hedge Agreement, (viii) the taking or the omission of any of the actions referred to in this Guaranty, (ix) any circumstances which might give rise to any right of termination, release, rescission, discharge, modification or suspension by the Guarantor of its obligations hereunder by reason of any misstatement, breach of warranty or other act or omission by the Agent, any of the Banks or the Issuing Bank, whether or not consented to by the Guarantor, or (x) any other circumstance which might in the absence of this Paragraph 2(b) constitute a legal or equitable release or discharge of the Guarantor from the performance or observance of any obligation, covenant or agreement contained in this Guaranty or limit the recourse of the Agent, the Banks or the Issuing Bank to the Guarantor, nor shall the obligations of the Guarantor hereunder be affected in any way by any bankruptcy, arrangement, reorganization or similar proceeding for relief of debtors under federal or state law or any similar law of any other jurisdiction hereinafter initiated by or against the Borrowers or the Banks or the Issuing Bank. No setoff, counterclaim, reduction or diminution of any obligation, or any defense of any kind or nature (other than the performance by the Guarantor of its obligations hereunder), shall be available hereunder to the Guarantor against the Agent, the Banks or the Issuing Bank. The Agent, the Banks or the Issuing Bank need not exhaust their remedies against the Borrowers before proceeding against the Guarantor.

         (c) For purposes of this Guaranty Agreement, the Guarantor hereby unconditionally waives, as a condition precedent to the enforcement of its obligations hereunder: (i) demand for payment, protest and notice of nonpayment or dishonor, (ii) all other notices and demands (including without limitation notice of the acceptance of this Guaranty or of the intention to act in reliance hereon), (iii) any notice of any of the matters referred to in Paragraph 2(b) above; (iv) all notices which may be required by statute, rule of law, or otherwise to preserve any rights against the Guarantor hereunder, including without limitation any demand, proof or notice of nonpayment of any sums payable on the Notes, (v) any requirement of diligence, (vi) any requirement to mitigate the damages resulting from any breach of the Loan Agreement, the Notes, the Security Document or any Secured Hedge Agreement, and (vii) any right or claim to reimbursement from the Banks or the Issuing Bank for monies paid by the Guarantor pursuant to this Guaranty. The Guarantor also hereby waives any right to require, and the benefit of all laws now or hereafter in effect giving the Guarantor the right to require, any prior enforcement, and the Guarantor agrees that any delay in enforcing or failure to enforce any such rights or in making demand on the Guarantor for the performance of the obligations of the Guarantor under this Guaranty shall not in any way affect the liability of the Guarantor hereunder, even if any such rights are lost; and the Guarantor hereby waives, as against the Agent, the Banks or the Issuing Bank and any person claiming under any of them, all rights and benefits which might accrue to it by reason of any of the aforesaid bankruptcy, arrangement, reorganization, or similar proceedings and agrees that its liabilities hereunder shall not be affected by such an arrangement, reorganization, or similar proceeding and agrees that its liabilities hereunder shall not be affected by any modification, limitation or discharge of the obligations of the Borrowers that may result from any such proceedings.

         3. COSTS AND EXPENSES. The Guarantor shall pay, in addition to all other sums for which it is obligated under this Guaranty, the reasonable out-of-pocket costs and


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expenses incurred by the Agent, the Banks or the Issuing Bank in connection with all actions taken to enforce collection or performance of the Guaranteed Obligations or any part thereof, whether by legal proceedings or otherwise, including without limitation reasonable attorneys' fees and legal expenses to the extent not reimbursed to the Agent, the Banks or the Issuing Bank by the Borrowers.

         4. RECOVERY OF PAYMENTS. The Guarantor agrees that in the event any amounts are paid by it to the Agent, the Banks or the Issuing Bank pursuant to this Guaranty, its liability hereunder shall continue and remain in full force and effect in the event that all or any part of any such payment is thereafter recovered as a preference or fraudulent transfer under any applicable bankruptcy or insolvency law.

         5. SUBROGATION. The Guarantor agrees that any and all rights of subrogation or similar rights which the Guarantor may have against the Borrowers at any time shall be subordinate in any and all events to any and all rights which the Agent, the Banks or the Issuing Bank may have against the Borrowers in respect of the Guaranteed Obligations, and the Guarantor will not enforce any such right until this Guaranty has terminated pursuant to Paragraph 12 hereof.

         6. SET OFF. If the Guarantor shall fail to make prompt payment of any amount due from it to the Agent, the Banks and the Issuing Bank hereunder, the Agent, the Banks and the Issuing Bank shall have the right, in addition to all other rights and remedies available to them, to set off against the amount due to the Agent, any of the Banks or the Issuing Bank pursuant hereto any debt owing to the Guarantor by the Agent, such Bank or the Issuing Bank, including, without limitation any funds in any deposit account (whether general, special or otherwise) maintained by the Guarantor for its account with the Agent, such Bank or the Issuing Bank.

         7. REPRESENTATIONS AND WARRANTIES OF GUARANTOR. The Guarantor represents and warrants to the Agent, the Banks and the Issuing Bank as follows:

         (a) The Guarantor is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and is duly qualified to do business as a foreign corporation and in good standing in all jurisdictions in which the ownership of its properties or the nature of its activities or both makes such qualification necessary, except to the extent that failure to be so qualified could not reasonably be expected to have a Material Adverse Effect.

         (b) The Guarantor has corporate power and authority to execute, deliver and perform its obligations under this Guaranty and all such action has been duly authorized by corporate proceedings on its part.

         (c) The making and performance by the Guarantor of this Guaranty will not violate any provision of any law, rule, regulation, order, writ, judgment, decree, determination or award presently in effect having applicability to the Guarantor where such violation could


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reasonably be expected to have a Material Adverse Effect and will not conflict with or result in a breach of or a default under the articles of incorporation or by-laws of the Guarantor and will not result in a breach of any of the terms, conditions or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property of the Guarantor pursuant to any agreement or other instrument to which the Guarantor is a party or by which the Guarantor's properties may be bound or affected, and the Guarantor is not in default under any such order, writ, judgment, decree, determination, award, agreement or instrument, and all consents or approvals under such agreements and instruments necessary to permit the valid execution, delivery and performance by the Guarantor of this Guaranty have been obtained.

         (d) This Guaranty has been duly executed and delivered by the Guarantor and is the legal, valid and binding obligation of the Guarantor enforceable against the Guarantor in accordance with its terms except as the enforceability of this Guaranty may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights and except as may be limited by the exercise of judicial discretion in applying general principles of equity regardless of whether considered in a proceeding in equity or law.

         (e) No Event of Default, or event which upon the expiration of any applicable any period or the giving of notice or both would constitute an Event of Default, has occurred and is continuing.

         (f) There is no pending or (to the Guarantor's knowledge) threatened proceeding by or before any government or political subdivision or any agency, authority, bureau, central bank, commission, department or instrumentality of either, or any court, tribunal, grand jury or arbitrator, in each case whether foreign or domestic ("Official Body") against or affecting the Guarantor, except for (i) matters described in the financial statements of Guarantor previously delivered to the Agent, and (ii) matters that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

         (g) The Guarantor is not now nor will the incurrence by it of the obligations under this Guaranty render it "insolvent". For purposes hereof, the term "insolvent" means that the present fair market value of a person's assets is less than the amount that will be required to pay the probable liability on existing debts, and the term "debts" includes any legal liability, whether matured or unmatured, liquidated or unliquidated, absolute, fixed or contingent. By incurring the obligations under this Guaranty, the Guarantor does not incur debts beyond its ability to pay as they mature. The incurrence by the Guarantor of the obligations hereunder will not leave it with insufficient capital. The Guarantor has not executed this Guaranty or made any transfer or incurred any obligation hereunder with the intent to hinder, delay or defraud either present or future creditors.

         (h) No authorization, consent, approval, license, exemption or other action by, and no registration, qualification, designation, declaration or filing with, any Official Body is or will be necessary in connection with the execution and delivery of this Guaranty, consummation


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of the transactions herein contemplated or performance of or compliance with the terms and conditions hereof.

         8. COVENANT OF THE GUARANTOR. So long as this Guaranty remains in effect, the Guarantor shall maintain its corporate existence, rights and franchises in full force and effect in its jurisdiction of incorporation.

         9. EVENTS OF DEFAULT. If any of the following events (any such event being an "Event of Default") shall occur and be continuing:

         (a) The Guarantor shall fail to pay when due or perform when due any Guaranteed Obligation; or

         (b) Any representation and warranty made by the Guarantor in this Guaranty shall prove to have been incorrect in any material respect when made; or

         (c) The Guarantor shall fail to perform or observe the covenant contained in Paragraph 8 of this Guaranty; or

         (d) The Guarantor shall become insolvent or generally fail to pay, or admit in writing its inability to pay, its debts as they become due, or shall voluntarily commence any proceeding or file any petition under any bankruptcy, insolvency or similar law seeking dissolution or reorganization or the appointment of a receiver, trustee, custodian or liquidator for itself or for a substantial portion of its property, assets or business or to effect a plan or other arrangement with its creditors, or shall file any answer admitting the jurisdiction of the court and the material allegations of an involuntary petition filed against it in any bankruptcy, insolvency or similar proceeding, or shall be adjudicated bankrupt, or shall make a general assignment for the benefit of creditors, or shall consent to, or acquiesce in the appointment of, a receiver, trustee, custodian or liquidator for itself or a substantial portion of its property, assets or business; or

         (e) Involuntary proceedings or an involuntary petition shall be commenced or filed against the Guarantor under any bankruptcy, insolvency or similar law, or a receiver, trustee, or custodian shall have been appointed for the Guarantor or a substantial part of the property, assets or business of the Guarantor, or any writ, order, judgment, warrant of attachment, execution or similar process (which writ, order, judgment, warrant of attachment, execution or similar process exceeds $1,000,000 in the aggregate amount) shall be issued or levied against a substantial part of the property, assets or business of the Guarantor and such proceeding or petition shall not be dismissed, or such writ, order, judgment, warrant of attachment, execution or similar process shall not be released, vacated or fully bonded, within 30 days after commencement, filing or levy, as the case may be; or

         (f) The Guarantor shall fail to perform or observe any other term, covenant or agreement contained herein and not mentioned in this Paragraph 9, and such failure shall remain unremedied for 30 days after notice from the Agent;


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then, and in any such event, the Agent may in its sole discretion, but shall not be obligated to, by notice to the Guarantor, declare any of the Guaranteed Obligations and all other obligations of the Guarantor hereunder (other than obligations under or in connection with Secured Hedge Agreements) to be forthwith due and payable, and the same shall thereupon become due and payable without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived; provided, however, that in the case of an event specified in subparagraphs (d) and (e) of this Paragraph 9, the Guaranteed Obligations (other than obligations under or in connection with Secured Hedge Agreements) shall become automatically and immediately due and payable without any notice to the Guarantor or any further action on the part of any person. In addition to the remedies set forth in the preceding sentence and throughout this Guaranty, the Guarantor acknowledges that upon breach by the Guarantor of the Guaranteed Obligations relating to any covenant, agreement or undertaking of the Borrowers other than for the payment of money, the Agent, the Banks and the Issuing Bank shall be entitled to injunctive relief against the Guarantor, as a remedy at law would be inadequate and insufficient. Nothing in this Guaranty shall be construed as limiting the remedies of the Agent, the Banks and the Issuing Bank in any way.

         10. TAXES.

         (a) All payments made by the Guarantor under this Agreement or any other Loan Document shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding (x) in the case of each Bank and the Agent, net income taxes imposed on such Bank or the Agent (as the case may be) by the United States, and net income taxes and franchise taxes imposed on such Bank or the Agent (as the case may be) by the jurisdiction under the laws of which such Bank or the Agent (as the case may be) is organized or by any political subdivision thereof, and (y) in the case of each Bank, net income taxes and franchise taxes imposed on such Bank by the jurisdiction in which is located the Bank's lending office which makes or books a particular extension of credit hereunder or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deduction, charges, withholdings and liabilities being referred to as "Taxes"). If the Guarantor shall be required by law to deduct any Taxes from or in respect of any sum payable under this Agreement or any other Loan Document to any Bank or the Agent, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Paragraph 10) such Bank or the Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made,
(ii) the Guarantor shall make such deductions, and (iii) the Guarantor shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

         (b) In addition, the Guarantor agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made under this Agreement or any other Loan Document or from the


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execution, delivery or registration of, or otherwise with respect to, this
Agreement or any other Loan Document (hereinafter referred to as "Other Taxes").

         (c) The Guarantor will indemnify each Bank and the Agent for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Paragraph
10) paid by such Bank or the Agent (as the case may be) and any liability (including, without limitation, penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. This indemnification shall be made within 30 days from the date such Bank or the Agent (as the case may be) makes written demand therefor. Guarantor shall have no obligation to make any payments pursuant to the preceding sentence unless the Agent or such Bank has notified Guarantor of the existence and amount of the liability for such Taxes or Other Taxes in writing and in advance of payment to the relevant authority, it being understood that Guarantor's payment obligation shall not be affected by the failure of Agent or such Bank to notify Guarantor as specified herein unless as a consequence of such failure Guarantor has been actually prejudiced.

         (d) Within 30 days after the date of any payment of Taxes or Other Taxes, the Guarantor will furnish to the Agent the original or a certified copy of a receipt evidencing payment thereof. If no Taxes or Other Taxes are payable in respect of any payment hereunder by the Guarantor through an account or branch outside the United States or on behalf of the Guarantor by a payor that is not a United States person, the Guarantor will furnish, or will cause such payor to furnish, to the Agent a certificate from each appropriate taxing authority or an opinion of counsel acceptable to the Agent, in either case stating that such payment is exempt from or not subject to Taxes or Other Taxes. For purposes of this Paragraph 10(d), the terms "United States" and "United States person" shall have the meanings specified in Section 7701 of the Internal Revenue Code.

         (e) Without prejudice to the survival of any other agreement of the Guarantor hereunder, the obligations of the Guarantor contained in this Paragraph 10 shall survive the payment in full of all other obligations of the Guarantor under this Agreement and the other Loan Documents, termination of all commitments to extend credit under the Loan Documents, and all other events and circumstances whatever. Nothing in this Paragraph 10 or otherwise in this Agreement shall require the Agent or any Bank to disclose to the Guarantor any of its tax returns (or any other information that it deems to be confidential or proprietary).

         (f) (i) Each Bank organized under the laws of a jurisdiction outside the United States shall, on the date such Bank becomes party to the Loan Agreement, and from time to time thereafter if requested in writing by the Guarantor or the Agent, provide the Agent and the Guarantor with the forms prescribed by the United States Internal Revenue Service certifying as to such Bank's status for purposes of determining exemption from, or reduced rate applicable to, United States withholding taxes with respect to payments to be made to such Bank under this Agreement and the other Loan Documents; provided, that a Bank shall not be obligated to


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provide any such form after the date such Bank becomes party to this Agreement if such Bank is not legally able to do so.

         (ii) The Guarantor shall not be required to indemnify any Bank, or to pay any additional amounts to any Bank, in respect of United States withholding taxes (or any withholding tax imposed by a state of the United States that applies only when such United States withholding tax is imposed), pursuant to Paragraphs 10(a) or 10(c), to the extent that: (A) the obligation to withhold amounts with respect to United States withholding tax existed on the date such Bank became a party to the Loan Agreement; provided, that this clause (A) shall not apply to a Bank that became a Bank as a result of an assignment made or other action taken at the request of a Borrower or the Guarantor, or (B) the obligation to make such indemnification or to pay such additional amounts would not have arisen but for a failure of such Bank to comply with the provisions of Paragraph 10(f)(i).

         (g) If a Bank or the Agent shall become aware that it is entitled to claim a refund, credit or reduction in tax from a governmental agency or authority in respect of Taxes or Other Taxes as to which it has been indemnified by the Guarantor, or with respect to which the Guarantor has paid additional amounts, pursuant to this Paragraph 10, it shall promptly notify the Guarantor of the availability of such refund claim, credit or reduction in tax and shall, within 30 days after receipt of a request by the Guarantor, make a claim to such governmental agency or authority for such refund, credit or reduction in tax, at the Guarantor's expense. If a Bank or the Agent receives a refund or realizes a credit or reduction in tax in respect of any Taxes or Other Taxes as to which it has been indemnified by the Guarantor, or with respect to which the Guarantor has paid additional amounts, pursuant to this Paragraph 10, it shall promptly after the date of such receipt pay over the amount of such refund or benefit of such credit or reduction in tax to the Guarantor (but only to the extent of indemnity payments made, or additional amounts paid, by the Guarantor under this Paragraph 10 with respect to the Taxes or Other Taxes giving rise to such refund, credit or reduction in tax and only to the extent that the Bank has determined that the amount of any such refund, credit or reduction in tax is directly attributable to payments made under this Agreement), net of all reasonable expenses of the Bank or the Agent (including additional Taxes and Other Taxes attributable to such refund, credit or reduction in tax, as determined by the Bank) and without interest (other than interest, if any, paid by the relevant governmental agency or authority with respect to such refund, credit or reduction in tax). The Guarantor shall, upon demand, pay to such Bank or Agent any amount paid over to the Guarantor by such Bank or Agent (plus penalties, interest or other charges) in the event such Bank or the Agent is required to repay any portion of such refund, credit or reduction in tax to such governmental agency or authority.

         11. PAYMENT; NO SET-OFF. The Guarantor hereby guarantees that the Guaranteed Obligations for the payment of money will be paid to the Agent for the benefit of the Agent, the Banks and the Issuing Bank without set-off, counterclaim or other deduction of any nature, (a) with respect to Revolving Credit Loans denominated in US Currency, in US Currency at the Agent's Domestic Office and (b) with respect to Revolving Credit Loans denominated in


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any Other Currency, in such Other Currency at the Agent's London Office, in either case in funds immediately available at such Office.

         12. TERMINATION OF GUARANTY. This Guaranty shall terminate when all Guaranteed Obligations have been paid in full, all commitments to extend credit under the Loan Agreement have terminated, all Letters of Credit issued under the Loan Agreement have terminated and all Secured Hedge Agreements have terminated.

         13. FRAUDULENT CONVEYANCE/SOLVENCY. Anything to the contrary in this Guaranty notwithstanding, at any time when the Guaranteed Obligations exceed the Adjusted Net Worth of the Guarantor, the maximum liability of the Guarantor hereunder shall not at any time exceed the greater of (a) the Adjusted Net Worth of the Guarantor on the Closing Date or (b) the Adjusted Net Worth of the Guarantor at the earlier of (x) the date of the commencement of a case under Title 11 of the United States Code involving a Borrower or the Guarantor and (y) the date enforcement hereunder is sought. "Adjusted Net Worth" of the Guarantor, as of any date of determination thereof, means 95% of the excess of (x) the aggregate fair saleable value of the assets of the Guarantor as of such date determined in accordance with applicable federal and state laws governing determination of the insolvency of debtors over (y) the amount of all liabilities of such Guarantor, contingent or otherwise, as of such date, determined on the basis provided in clause (x) above (but excluding all potential liabilities under this Guaranty). At any time after the Guaranteed Obligations are less than the Adjusted Net Worth of the Guarantor, the liability of the Guarantor shall be limited to the lesser of (a) the amount of Guaranteed obligations outstanding at such time or (b) the Adjusted Net Worth of the Guarantor as of the Closing Date.

         14. MISCELLANEOUS.

         (a) No delay or failure on the part of the Agent, any of the Banks or the Issuing Bank in exercising any right, remedy, power or privilege hereunder shall affect such right, remedy, power or privilege, nor shall any single or partial exercise thereof or any abandonment or discontinuance of steps to enforce such right, remedy, power or privilege preclude any further exercise thereof or any other right, remedy, power or privilege. The rights and remedies of the Agent, the Banks and the Issuing Bank hereunder are cumulative and not exclusive of any rights or remedies which they would otherwise have. Any waiver, permit, consent or approval of any kind or character on the part of the Agent, the Banks or the Issuing Bank or of any breach or default under this Guaranty must be in writing and shall be effective only to the extent in such writing specifically set forth.

         (b) Until such time as this Guaranty is terminated pursuant to Paragraph 12 hereof, this Guaranty shall inure to the benefit of the Agent, the Banks and the Issuing Bank and their respective successors and assigns and shall bind the Guarantor and its successors or assigns. The Guarantor shall not assign all or any part of this Guaranty without the prior written consent of the Agent.

         (c) If the Agent obtains a judgment against the Guarantor in any Other Currency, the obligations of such Guarantor in respect of any sum adjudged to be due to the Banks, the Agent or the Issuing Bank hereunder or under the Loan Documents (the "Judgment Amount") shall be discharged only to the extent that, on the Business Day following receipt by such Bank, the Agent or the Issuing Bank of the Judgment Amount in such Other Currency, such Bank the Agent or the Issuing Bank, in accordance with normal banking procedures, purchases Dollars with the Judgment Amount in such Other Currency. If the amount of Dollars so purchased is less than the amount of Dollars that could have been purchased with the Judgment Amount on the date or dates the Judgment Amount (excluding the portion of the Judgment Amount which has accrued as a result of the failure of such Guarantor to pay the sum originally due hereunder or under the Notes when it was originally due hereunder or under the Loan Documents) was originally due and owing to the Banks, the Agent or the Issuing Bank hereunder or under the Loan Documents (the "Original Due Date") (the "Loss"), the Guarantors agree, jointly and severally, as a separate obligation and notwithstanding any such judgment, to indemnify such Bank, the Agent or the Issuing Bank, as the case may be, against the Loss, and if the amount of Dollars so purchased exceeds the amount of Dollars that could have been purchased with the Judgment Amount on the Original Due Date, such Bank, the Agent or the Issuing Bank agrees to remit such excess to such Guarantor.

         (d) This Guaranty shall be governed by and construed and enforced in accordance with the laws of the Commonwealth of Pennsylvania.

         (e) The paragraph headings in this Guaranty are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provision hereof.

         (f) If any provision of this Guaranty shall for any reason be held invalid or unenforceable, to the fullest extent permitted by law, such invalidity or unenforceability shall not affect any other provision hereof, but this Guaranty shall be construed as if such invalid or unenforceable provision had never been contained herein.

         (g) This Guaranty may be executed in one or more counterparts, all of which shall constitute but one and the same instrument.

         (h) All notices, requests, demands, directions and other communications (collectively "notices") required or permitted hereunder shall be made in accordance with Section 9.05 of the Credit Agreement. All notices shall be sent to the applicable party at the address stated on the first page hereof or in accordance with the last unrevoked written direction from such party to the other parties hereto.

         (i) This Guaranty is an amendment and restatement of (and not a novation of) the Guaranty and Suretyship Agreement dated as of June 1, 1996 (as amended, modified or supplemented from time to time, the "Original Agreement") (without any discharge, release or satisfaction of the Original Agreement or any indebtedness or obligations thereunder).

          IN WITNESS WHEREOF, the parties hereto have caused this Guaranty to be duly executed and delivered on this 6th day of August 1998.


Attest:                            SYLVAN FOODS, INC., as Guarantor


/s/ DONALD A. SMITH                By  /s/ FRED Y. BENNITT
---------------------                  ------------------------
    Donald A. Smith                Name:  Fred Y. Bennitt
                                   Title: Secretary/Treasurer


[CORPORATE SEAL]



                                   MELLON BANK, N.A., as Agent


                                   By  /s/ NEIL CORRY-ROBERTS
                                       ------------------------
                                   Name:  Neil Corry-Roberts
                                   Title: Assistant Vice President